Exhibit 10.2

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (the “Agreement”), dated as of December 12, 2016 by and among Pacific Ethanol, Inc., a Delaware corporation with headquarters located at 400 Capitol Mall, Suite 2060, Sacramento, CA 95814 (the “Company”), and the investors listed on the schedule of investors attached hereto as Exhibit A (individually, an “Investor” and collectively, the “Investors”).

RECITALS

A.                The Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.                 The Company has authorized the issuance and sale of a new series of senior secured notes in the aggregate principal amount of $55,000,000, in substantially the form attached hereto as Exhibit B (the “Notes”, such term to include any such notes issued in substitution therefor pursuant to the terms thereof).

C.                 Each Investor, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate principal amount of Notes, set forth opposite such Investor’s name in column two on the schedule of investors set forth in Exhibit A for the applicable purchase price set forth opposite such Investor’s name in column three of Exhibit A.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

Article I
DEFINITIONS

1.1              Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“1933 Act” has the meaning set forth in the Recitals.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the 1933 Act.

“Agent” has the meaning set forth in the Security Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Aurora Agreements” means, collectively, the Contribution Agreement and the Unit Purchase Agreement.

“Board of Directors” means the Company’s board of directors.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

1

“Closing” means the closing of the purchase and sale of the Notes pursuant to Section 2.1.

“Closing Date” means 10:00 a.m., New York City Time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 2.2, 5.1 and 5.2 are satisfied or waived (or such later date and time as is mutually agreed to by the Company and each Investor).

“Company” has the meaning set forth in the Preamble.

“Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

“Contingent Obligation” has the meaning set forth in Section 3.1(x).

“Contribution Agreement” means the Contribution Agreement dated of even date herewith by and among Pacific Ethanol Central, LLC, Aurora Cooperative Elevator Company and Pacific Aurora, LLC.

“Credit Agreements” means, collectively, (i) the Credit Agreement by and among Pacific Aurora, LLC, Pacific Ethanol Aurora West, LLC, Pacific Ethanol Aurora East, LLC and CoBank, ACB and (ii) the Credit Agreement by and among Pacific Ethanol Pekin, Inc., 1st Farm Credit Services, PCA and CoBank, ACB.

“Disclosure Materials” has the meaning set forth in Section 3.1(g).

“8-K Filing” has the meaning set forth in Section 4.1.

“Eligible Market” means any of The New York Stock Exchange, The NYSE Amex LLC, The NASDAQ Capital Market or The NASDAQ Global Select Market.

“Environmental Laws” has the meaning set forth in Section 3.1(aa).

“GAAP” has the meaning set forth in Section 3.1(g).

“Hazardous Materials” has the meaning set forth in Section 3.1(aa).

“Indebtedness” has the meaning set forth in Section 3.1(x).

“Insolvent” has the meaning set forth in Section 3.1(h).

“Intellectual Property Rights” has the meaning set forth in Section 3.1(q).

“Investor” has the meaning set forth in the Preamble.

“Lien” means any lien, charge, claim, security interest, encumbrance, right of first refusal or other restriction.

2

“Material Adverse Effect” means (i) a material adverse effect on the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole on a consolidated basis or (ii) materially and adversely impair the Company’s ability to perform its obligations under any of the Transaction Documents; provided, however, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (i) a change in the market price or trading volume of the Common Stock or (ii) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a disproportionate effect on the Company and its Subsidiaries taken as a whole.

“Material Permits” has the meaning set forth in Section 3.1(s).

“Material Subsidiaries” means all of the Subsidiaries of the Company other than Kinergy Marketing LLC, Pacific Ag. Products, LLC, Pacific Ethanol Development, LLC, Pacific Ethanol Central, LLC, Pacific Ethanol Pekin, Inc., Pacific Ethanol Canton, LLC, Pacific Ethanol Aurora West, LLC, Pacific Ethanol Aurora East, LLC, Pacific Aurora, LLC and each of their respective Subsidiaries.

“Non-Public Information” means material, non-public information relating to the Company.

“Notes” has the meaning set forth in the Recitals.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“Pacific Ethanol Central Term Loan” means the term loan issued pursuant to the Amended and Restated Senior Secured Term Loan Credit Agreement, dated September 24, 2012, among Pacific Ethanol Central, LLC, (f/k/a Aventine Renewable Energy Holdings, LLC), the lenders from time to time party thereto, and Citibank, N.A.

“Principal Market” means The NASDAQ Capital Market.

“Regulation D” has the meaning set forth in the Recitals.

“Required Holders” means the holders of Notes representing at least 66 2/3% of the aggregate principal amount of the Notes then outstanding (excluding Notes held by the Company or any of its Subsidiaries).

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the 1933 Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Security Agreement” means the Security Agreement dated as of the Closing Date by and among the Company, the Investors and the Agent identified therein, in substantially the form attached hereto as Exhibit C.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

3

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on any Eligible Market, then a day on which trading occurs on The NASDAQ Capital Market (or any successor thereto), or (c) if trading ceases to occur on The NASDAQ Capital Market (or any successor thereto), any Business Day.

“Trading Market” means the Principal Market or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Notes and the Security Agreement.

“Unit Purchase Agreement” means a certain Unit Purchase Agreement dated as of even date herewith by and between Pacific Ethanol Central, LLC and Aurora Cooperative Elevator Company.

Article II
PURCHASE AND SALE

2.1              Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, such Notes for the price set forth opposite such Investor’s name on Exhibit A hereto under the applicable headings thereunder. The date and time of the Closing and shall be 10:00 a.m., New York City Time, on the Closing Date. The Closing shall take place at the offices of Troutman Sanders LLP, counsel to the Company.

2.2              Closing Deliveries.

(a)               At the Closing, the Company shall deliver or cause to be delivered to each Investor the following:

(i)                 a Note, free and clear of all restrictive and other legends (except as set forth in the form of Note attached hereto), dated as of the Closing Date and issued in the name of such Investor (or in the name of its nominee), evidencing the aggregate principal amount of Notes set forth opposite such Investor’s name on Exhibit A hereto under the heading “Notes”, duly executed and delivered by the Company;

(ii)              a legal opinion of Company counsel dated as of the Closing Date executed by such counsel and delivered to the Investors and the Agent;

(iii)            the Security Agreement, duly executed and delivered by the Company and the Agent;

(iv)             results of recent liens searches in relevant jurisdictions showing no Liens other than Permitted Liens, and evidence that the Company shall have taken such actions to perfect the security interests granted by the Security Agreement;

(v)               a certificate evidencing the formation and good standing of the Company issued by the Secretary of State of the State of Delaware, as of a date within ten (10) days of the Closing Date;

(vi)             a certificate evidencing the formation and good standing of each Material Subsidiary issued by the Secretary of State of such Subsidiary’s state of incorporation or formation, as of a date within ten (10) days of the Closing Date;

4

(vii)          a certificate executed by the Secretary of the Company and dated as of the Closing Date, certifying as to (i) the resolutions adopted by the Board of Directors approving this Agreement, (ii) the Certificate of Incorporation of the Company and (iii) the Company’s bylaws, as amended, each as in effect at the Closing; and

(viii)        a certificate executed by the Chief Executive Officer of the Company, dated as of the Closing Date, certifying the satisfaction of each of the conditions set forth in Sections 5.1(a) (except as to representations that speak as of a specified date, in which case such representations shall be true and correct as of such specified date) and Section 5.1(b) (except that such certification shall only be required with respect to the Company and not any Investor).

(b)               At the Closing, each Investor shall deliver or cause to be delivered to the Company the following:

(i)                 the Security Agreement, duly executed and delivered by such Investor; and

(ii)              the purchase price set forth opposite such Investor’s name on Exhibit A hereto under the heading “Purchase Price” in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to such Investor by the Company for such purpose.

Article III
REPRESENTATIONS AND WARRANTIES

3.1              Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors and the Agent as follows (which representations and warranties shall be deemed to apply, where appropriate, to each Subsidiary of the Company):

(a)               Subsidiaries. The Company has no Subsidiaries other than those listed in Schedule 3.1(a) hereto. The Company, directly or indirectly, owns 100% of the outstanding equity interests of the Material Subsidiaries. There are no outstanding options or other rights to purchase or receive equity interests of a Material Subsidiary. Except as disclosed in Schedule 3.1(a) hereto, the Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Material Subsidiary free and clear of any Lien and all the issued and outstanding shares of capital stock or comparable equity interest of each Material Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Except as set forth in Schedule 3.1(a) hereto, no Material Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Material Subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such Material Subsidiary from the Company, or from transferring any of such Material Subsidiary’s properties or assets to the Company or any other Material Subsidiary.

(b)               Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

5

(c)               Authorization; Enforcement. The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(d)               No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes) do not, and will not, (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including, assuming the accuracy of the representations and warranties of the Investors set forth in Section 3.2 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company or a Subsidiary is bound or affected.

(e)               No Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with (other than the filing of a Form D with the Securities and Exchange Commission and any filings as may be required by any state securities agencies), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for the Company to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof.

(f)                The Notes. The Notes have been duly authorized for issuance by the Company and, when duly executed, issued and delivered and paid for in accordance with the Transaction Documents, will constitute valid and binding obligations of the Company, entitled to the benefits of the Transaction Documents and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The offer, issuance and sale of the Notes to the Investors pursuant to the Agreement is exempt from the registration requirements of the 1933 Act.

6

(g)               SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “1934 Act”), including pursuant to Section 13(a) or 15(d) of the 1934 Act, for the 12 months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension and has filed all reports required to be filed by it under the 1934 Act, including pursuant to Section 13(a) or 15(d) of the 1934 Act, for the two years preceding the date hereof. Such reports required to be filed by the Company under the 1934 Act, including pursuant to Section 13(a) or 15(d) of the 1934 Act, together with any materials filed or furnished by the Company under the 1934 Act, whether or not any such reports were required being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials.” There are no unresolved comment letters from the Staff of the SEC. As of their respective dates, the SEC Reports filed by the Company complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. All material agreements to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary are subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

(h)               Since the date of the latest audited financial statements included within the SEC Reports, except as disclosed in the SEC Reports or in Schedule 3.1(h) hereto, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or the changed its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans. The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, will not be Insolvent (as defined below). For purposes of this Section 3.1(h), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness (as defined in Section 3.1(x)), (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

7

(i)                 Absence of Litigation. Except as set forth in the SEC Reports or on Schedule 3.1(i) hereto, there is no action, suit, claim, or proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization (including the Principal Market) or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.

(j)                 Compliance. Neither the Company nor any Subsidiary, except in each case as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority.

(k)               Title to Assets. Except as set forth on Schedule 3.1(k) hereto, the Company and the Subsidiaries have good and marketable title to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens that do not, individually or in the aggregate, have or result in a Material Adverse Effect. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in material compliance.

(l)                 No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the 1933 Act) in connection with the offer or sale of the Notes. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the issuance of the Notes pursuant to this Agreement. The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Notes pursuant to this Agreement. The Company has not engaged any placement agent or other agent in connection with the sale of the Notes.

(m)             Private Placement. Neither the Company nor any of its Affiliates nor, any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the 1933 Act in connection with the offer and sale by the Company of the Notes as contemplated hereby or (ii) cause the offering of the Notes pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market. The Company is not required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company is not required to be registered as, a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

8

(n)               Listing and Maintenance Requirements. The Company has not, in the twelve months preceding the date hereof, received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such listing and maintenance requirements. The Company has taken no action designed to delist, or that is reasonably likely to have the effect of delisting, the Common Stock from the Principal Market, and the Company has undertaken commercially reasonable efforts to maintain such listing of its Common Stock. The issuance by the Company of the Notes shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

(o)               Disclosure. Except for this Agreement, the Schedules to this Agreement, and information previously disclosed to the Investors in connection with or pursuant to the Credit Agreements or the Aurora Agreements, the Company confirms that neither it nor any officers, directors or Affiliates, has provided any of the Investors or their agents or counsel with any information that constitutes or might constitute Non-Public Information. The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting purchases and sales of securities of the Company. All disclosure provided by the Company to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on the behalf of the Company are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the Company’s knowledge, except for the transactions contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents.

(p)               Acknowledgment Regarding Investors’ Purchase of Notes. Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that each of the Investors is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby. The Company further acknowledges that no Investor is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investors’ purchase of the Notes. The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(q)               Patents and Trademarks. Except as set forth on Schedule 3.1(q) hereto, the Company and its Subsidiaries own, or possess adequate rights or licenses to use, all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses now conducted. None of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. Except as disclosed in the SEC Reports, there is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights.

9

(r)                Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses and location in which the Company and the Subsidiaries are engaged.

(s)                Licenses and Permits. The Company and the Subsidiaries possess all certificates, authorizations, approvals, licenses and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports (“Material Permits”), except where the failure to possess such permits does not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, all such Material Permits are valid and in full force and effect and, except as disclosed on Schedule 3.1(s), the Company and its Subsidiaries are in compliance with the terms and conditions of all such Material Permits and, except as disclosed on Schedule 3.1(s), neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(t)                 Transactions With Affiliates and Employees. Except as set forth or incorporated by reference in the Company’s SEC Reports, none of the officers, directors, employees or Affiliates of the Company is presently a party to any transaction that would be required to be reported on Form 10-K with the Company or any of its subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the Company’s knowledge, any corporation, partnership, trust or other entity in which any such officer, director, employee or Affiliate has a substantial interest or is an officer, director, trustee or partner.

(u)               Internal Accounting Controls. Except as set forth in the Company’s SEC Reports, the Company and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(v)               Sarbanes-Oxley Act. Except as set forth in the Company’s SEC Reports, the Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

(w)             Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

10

(x)               Indebtedness. Except as disclosed in the SEC Reports and in Schedule 3.1(x), neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. Schedule 3.1(x) provides a description of the terms of any such outstanding Indebtedness. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests in such Person or any other Person or any warrants, rights or options to acquire such equity interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (H) all indebtedness referred to in clauses (A) through (G) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (I) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (H) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(y)               Employee Relations. Except as set forth on Schedule 3.1(y) hereto, Neither Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company believes that its relations with its employees are as disclosed in the SEC Reports. Except as disclosed in the SEC Reports, during the period covered by the SEC Reports, no executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. To the knowledge of the Company or any such Subsidiary, no executive officer of the Company or any of its Subsidiaries is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any such Subsidiary to any liability with respect to any of the foregoing matters.

11

(z)               Labor Matters. The Company and its Subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(aa)            Environmental Laws. The Company and its Subsidiaries (i) are in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance in all material respects with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(bb)           Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(cc)            Tax Status. The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(dd)           Ranking of Notes. No Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(ee)            No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with SEC rules and guidance, and has conducted a factual inquiry, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (“Disqualification Events”). To the Company’s knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the 1933 Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the 1933 Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the 1933 Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of the sale of the Notes; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Notes (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor..

12

3.2              Representations and Warranties of the Investors. Each Investor hereby, as to itself only and for no other Investor, represents and warrants to the Company as follows:

(a)               Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The purchase by such Investor of the Notes hereunder has been duly authorized by all necessary action on the part of such Investor. This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors rights generally, and (ii) the effect of rules of law governing the availability of specific performance and other equitable remedies.

(b)               No Public Sale or Distribution. Such Investor is acquiring the Notes in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the 1933 Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of the Notes to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Notes for any minimum or other specific term and reserves the right to dispose of the Notes at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

(c)               Investor Status. At the time such Investor was offered the Notes, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the 1933 Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the 1933 Act.

(d)               Experience of Such Investor. Such Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes, and has so evaluated the merits and risks of such investment. Such Investor understands that it must bear the economic risk of this investment in the Notes, and is able to bear such risk and is able to afford a complete loss of such investment.

13

(e)               Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Notes and the merits and risks of investing in the Notes; (ii) access to information (other than Non-Public Information) about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. Such Investor acknowledges receipt of copies of the SEC Reports.

(f)                No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Notes or the fairness or suitability of the investment in the Notes nor have such authorities passed upon or endorsed the merits of the offering of the Notes.

(g)               No Conflicts. The execution, delivery and performance by such Investor of this Agreement and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.

(h)               Legends. It is understood that the Notes will bear the legend set forth on the cover page of the Notes.

(i)                 No “Bad Actor” Disqualification. Any Investor that is a Covered Person is not subject to any Disqualification Event.

(j)                 No Legal, Tax or Investment Advice. Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Notes constitutes legal, tax or investment advice. Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Notes. Such Investor understands that the Agent has acted solely as the agent of the Company in this placement of the Notes, and that the Agent makes no representation or warranty with regard to the merits of this transaction or as to the accuracy of any information such Investor may have received in connection therewith. Such Investor acknowledges that he has not relied on any information or advice furnished by or on behalf of the Agent.

14

Article IV
OTHER AGREEMENTS OF THE PARTIES

4.1              Securities Laws Disclosure; Publicity. On or before the fourth (4th) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents, the Credit Agreements and the Aurora Agreements in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the Security Agreement and the form of the Notes), the Credit Agreements and the Contribution Agreement (including all attachments, the “8-K Filing”). The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, except in compliance with the procedure set forth in Section 14 of the Note, provide any Investor with any Non-Public Information regarding the Company or any of its Subsidiaries from and after the issuance of a press release without the express prior written consent of such Investor. In the event of a breach of any of the foregoing covenants or any of the covenants or agreements contained in the Transaction Documents by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Investor), including without limitation the agreements contained in Section 14 of the Notes, in addition to any other remedy provided herein or in the Transaction Documents, such Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such Non-Public Information, as applicable, without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. No Investor shall have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure. Subject to the foregoing, neither the Company, its Subsidiaries nor any Investor shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Investor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Investor shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the applicable Investor, the Company shall not (and shall cause each of its Subsidiaries and Affiliates to not) disclose the name of such Investor in any filing, announcement, release or otherwise; provided, however, that such Investor’s name may be disclosed by the Company to the extent such disclosure is required in the 8-K Filing.

4.2              Use of Proceeds. The Company shall use the gross proceeds from the sale of the Notes for general working capital purposes (including to repay a portion of the outstanding principal and accrued and unpaid interest owed under the terms of the Pacific Ethanol Central Term Loan).

Article V
CONDITIONS

5.1              Conditions Precedent to the Obligations of the Investors. The obligation of each Investor to acquire the Notes at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)               Representations and Warranties. The representations and warranties of the Company contained in Section 3 of this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date.

(b)               Performance. The Company and each other Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)               No Material Adverse Effect. Between the execution of this Agreement and the Closing, no event or series of events (other than stock price fluctuations) shall have occurred which reasonably would be expected to have or result in a Material Adverse Effect.

15

(d)               Closing Documents. Each Investor shall have received each document required to be delivered to it at or prior to the Closing pursuant to Section 2.2(a).

(e)               Other Transactions. The conditions to the closing of each of the transactions contemplated pursuant to each of the Credit Agreements and the Aurora Agreements have been satisfied or waived pursuant to the terms of each such agreement and the transactions contemplated to be consummated at the closing of such agreements shall be consummated at the Closing.

5.2              Conditions Precedent to the Obligations of the Company. The obligation of the Company to sell the Notes at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)               Representations and Warranties. The representations and warranties of the Investors contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date.

(b)               Performance. The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investors at or prior to the Closing.

(c)               Consents and Approvals. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Notes.

(d)               Closing Documents. Receipt by the Company of each document required to be delivered to it at or prior to the Closing pursuant to Section 2.2(b).

(e)               Other Transactions. The conditions to the closing of each of the transactions contemplated pursuant to each of the Credit Agreements and the Aurora Agreements have been satisfied or waived pursuant to the terms of each such agreement and the transactions contemplated to be consummated at the closing of such agreements shall be consummated at the Closing.

Article VI
MISCELLANEOUS

6.1              Termination. This Agreement may be terminated by the Company or any Investor, by written notice to the other parties, if the Closing has not been consummated by the twentieth (20th) Business Day following the date of this Agreement; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties) or any provisions hereof that survive termination.

6.2              Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that, notwithstanding the foregoing, at the Closing, (i) the Company shall reimburse the Investors for reasonable fees and expenses paid by such Investors to counsel for the Investors in the amount equal to $50,000 plus 50% of such fees and expenses over $50,000, and (ii) the Investors shall pay 50% of fees and expenses of their counsel over $50,000. The Company shall pay and reimburse its transfer agent for fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of their applicable Notes.

16

6.3              Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.4              Indemnification. In consideration of each Investor’s execution and delivery of the Transaction Documents and acquiring the Notes thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Investor and all of their affiliates, stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Notes, or (iii) the status of such Investor as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents; provided, however, that no Investor will be entitled to indemnification hereunder for any Indemnified Liabilities resulting, as determined by a non-appealable judgement of a court of competent jurisdiction from (x) such Investor’s material breach of applicable laws, rules or regulations, including, without limitation, any breach by such Investor of any federal or state securities laws, rules or regulations with respect to short sales or other hedging activities or (y) such Investor’s material breach of any covenant, agreement or obligation of such Investor contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

6.5              Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

17

6.6              Amendments; Waivers. No provision of this Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Required Holders, (and, in the case of Sections 2.2, 3,1, 3.2, 4.1 or 5.1, each affected Investor) provided that any party may give a waiver in writing as to itself. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration also is offered to all of the Investors.

6.7              Construction Headings. This Agreement shall be deemed to be jointly drafted by the Company and the Investors and shall not be construed against any Person as the drafter hereof. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Terms used in this Agreement and not defined herein but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents. Terms used in this Agreement in the singular have the same meaning in the plural, and vice-versa.

6.8              Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Notes, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) the Notes with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Notes, by the provisions hereof that apply to the “Investors” and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

6.9              No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.10          Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

18

6.11          Survival. The representations and warranties, agreements and covenants contained herein shall survive the Closing until the Maturity Date (as defined in the Notes). The provisions of Section 6.2 and 6.4 shall survive termination of this Agreement and repayment of the Notes.

6.12          Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

6.13          Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.14          Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option owed to such Investor by the Company under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company’s related obligation, such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.15          Replacement of Notes. If any certificate or instrument evidencing any Note is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Note.

6.16          Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

6.17          Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor hereunder or any Investor enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

19

6.18          Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

6.19          Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under the Transaction Documents are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Investors are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Investor to purchase Notes pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with such Investor making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring such Investor’s investment in the Notes or enforcing its rights under the Transaction Documents. The Company and each Investor confirms that each Investor has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Notes contemplated hereby was solely in the control of the Company, not the action or decision of any Investor, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

[signature pages follow]

20

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PACIFIC ETHANOL, INC.

By:	/s/ Neil M. Koehler
Name: Neil M. Koehler Title: President and Chief Executive Officer

Address for Notices:

400 Capitol Mall, Suite 2060
Sacramento, CA 95814
Facsimile No.: 916-403-2785
Telephone No.: 916-403-2130
Attn: Christopher W. Wright, Esq.

With a copy to:

Troutman Sanders LLP
5 Park Plaza, Suite 1400
Irvine, CA 92614-2545
Facsimile No.: 949-622-2739
Telephone No.: 949-622-2710
Attn: Larry A. Cerutti

INVESTORS:

CWD Summit, LLC,

acting for and on behalf of

Candlewood Renewable Energy Series I

By:   /s/ David Koenig

Name: David Koenig

Title: Authorized Signatory

Address for Notices:

CWD Summit, LLC

c/o Candlewood Investment Group, LP

555 Theodore Fremd Avenue, Suite C-303

Rye, NY 10580

Email: compliance@candlewoodgroup.com

Facsimile Number: 212-493-4492

[Signature page to Note Purchase Agreement]

Flagler Master Fund SPC Ltd,
acting for and on behalf of
the class A segregated portfolio

By:  /s/ Phil DeSantis

Name: Phil DeSantis
Title: Authorized Signatory

Address for Notices:

Flagler Master Fund SPC Ltd.

c/o Candlewood Investment Group, LP

555 Theodore Fremd Avenue, Suite C-303

Rye, NY 10580

Email: compliance@candlewoodgroup.com

Facsimile Number: 212-493-4492

[Signature page to Note Purchase Agreement]

Flagler Master Fund SPC Ltd,
acting for and on behalf of
the class B segregated portfolio

By:   /s/ Phil DeSantis

Name: Phil DeSantis
Title: Authorized Signatory

Address for Notices:

Flagler Master Fund SPC Ltd.

c/o Candlewood Investment Group, LP

555 Theodore Fremd Avenue, Suite C-303

Rye, NY 10580

Email: compliance@candlewoodgroup.com

Facsimile Number: 212-493-4492

[Signature page to Note Purchase Agreement]

INVESTORS:

CIF-Income Partners (A), LLC

By: BlackRock Financial Management, Inc.
Its investment manager

By: /s/ Bryan J. Smith

Name: Bryan J. Smith
Title: Managing Director

Address for Notices:

BlackRock Alternative Advisors

40 East 52nd Street, 16th Floor

New York, NY 10022

Attn: Stephen Kavulich and Jesse Licht

BAA-QBCo-InvestmentFundLP@blackrock.com

with a copy to (which shall not constitute notice):

BlackRock, Inc. - Office of the General Counsel

40 East 52nd Street, 19th Floor

New York, NY 10022

Attn: Michelle Galvez, David Maryles & Larry Gail

legaltransactions@blackrock.com

larry.gail@blackrock.com

[Signature page to Note Purchase Agreement]

Orange 2015 DisloCredit Fund, L.P.

By: BlackRock Financial Management, Inc.
Its investment manager

By: /s/ Bryan J. Smith

Name: Bryan J. Smith
Title: Managing Director

Address for Notices:

BlackRock Alternative Advisors

40 East 52nd Street, 16th Floor

New York, NY 10022

Attn: Stephen Kavulich and Jesse Licht

BAA-QBCo-InvestmentFundLP@blackrock.com

with a copy to (which shall not constitute notice):

BlackRock, Inc. - Office of the General Counsel

40 East 52nd Street, 19th Floor

New York, NY 10022

Attn: Michelle Galvez, David Maryles & Larry Gail

legaltransactions@blackrock.com

larry.gail@blackrock.com

[Signature page to Note Purchase Agreement]

Sainsbury’s Credit Opportunities Fund, Ltd.

By: BlackRock Financial Management, Inc.
Its investment manager

By: /s/ Bryan J. Smith

Name: Bryan J. Smith
Title: Managing Director

Address for Notices:

BlackRock Alternative Advisors

40 East 52nd Street, 16th Floor

New York, NY 10022

Attn: Stephen Kavulich and Jesse Licht

BAA-QBCo-InvestmentFundLP@blackrock.com

with a copy to (which shall not constitute notice):

BlackRock, Inc. - Office of the General Counsel

40 East 52nd Street, 19th Floor

New York, NY 10022

Attn: Michelle Galvez, David Maryles & Larry Gail

legaltransactions@blackrock.com

larry.gail@blackrock.com

[Signature page to Note Purchase Agreement]

Exhibit A

Schedule of Investors

Investor	Aggregate Principal Amount of Notes	Purchase Price of Notes
CWD Summit, LLC - acting for and on behalf of Candlewood Renewable Energy Series I	$ 22,438,545	$ 21,765,388
Flagler Master Fund SPC Ltd - acting for and on behalf of the class A segregated portfolio	$ 7,001,507	$ 6,791,462
Flagler Master Fund SPC Ltd - acting for and on behalf of the class B segregated portfolio	$ 4,000,000	$ 3,880,000
CIF Income Partners (A), LLC	$ 9,962,010	$ 9,663,150
Orange 2015 DisloCredit Fund, L.P.	$ 10,309,278	$ 10,000,000
Sainsbury’s Credit Opportunities Fund, Ltd.	$ 1,288,660	$ 1,250,000
Total	$ 55,000,000	$ 53,350,000

Exhibit B

Form of Note

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO AN EXEMPTION. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE, INCLUDING SECTION 8 HEREOF.

Pacific Ethanol, Inc.

Senior Secured Note

Note No.: D16-___

Issuance Date: December __, 2016	$[●]

FOR VALUE RECEIVED, Pacific Ethanol, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of [INVESTOR] or its registered assigns (“Holder”) the amount set out above (as reduced pursuant to the terms hereof pursuant to redemption or otherwise, the “Principal”) when due, whether upon the Maturity Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal (as defined above) at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date, acceleration, redemption or otherwise (in each case in accordance with the terms hereof). This Senior Secured Note (including all Senior Secured Notes issued in exchange, transfer or replacement hereof, this “Note”) is one of an issue of Senior Secured Notes issued pursuant to the Purchase Agreement (as defined below) on the Issuance Date (collectively, the “Notes” and such other Senior Secured Notes, the “Other Notes”). Certain capitalized terms used herein are defined in Section 19.

THE OBLIGATIONS DUE UNDER THIS SENIOR SECURED NOTE ARE SECURED BY A SECURITY AGREEMENT (THE “SECURITY AGREEMENT”) DATED AS OF THE ISSUANCE DATE AND EXECUTED BY THE COMPANY FOR THE BENEFIT OF THE HOLDER. ADDITIONAL RIGHTS OF THE HOLDER ARE SET FORTH IN THE SECURITY AGREEMENT.

1.                  PAYMENTS OF PRINCIPAL.

1.1              On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, all accrued and unpaid Interest and accrued and all other unpaid amounts hereunder. Any such payment shall be applied pro rata to the Note and the Other Notes in accordance with the respective Principal amounts thereof.

1.2              The Company may, at its sole option, at any time prepay this Note, without premium or penalty, in whole or in part, on one (1) Business Day’s prior written notice to the Holder, at a prepayment price equal to the amount of outstanding Principal so to be prepaid, together with accrued and unpaid Interest on such Principal, if any, through the date of such prepayment. Any such payment shall be applied pro rata to the Note and the Other Notes in accordance with the respective Principal amounts thereof.

1

2.                  INTEREST; INTEREST RATE. Interest on this Note shall accrue at the applicable Interest Rate and shall commence accruing on the Issuance Date and Interest shall be computed on the basis of a 360-day year and twelve 30-day months and shall be payable in cash to the record Holder in arrears on March 15, June 15, September 15 and December 15 of each calendar year, beginning with March 15, 2017 and ending on the repayment of the Note. From and after the occurrence and during the continuance of any Event of Default, the applicable Interest Rate shall automatically be increased by two percent (2%) per annum above the Interest Rate otherwise applicable in accordance with the terms hereof, and all such interest shall be payable on demand. In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure, provided that the Interest as calculated and unpaid at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of such cure of such Event of Default.

3.                  RIGHTS UPON EVENT OF DEFAULT.

3.1              Event of Default. Each of the following events shall constitute an “Event of Default”:

(a)               the Company’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note, the Security Agreement or the Purchase Agreement, except, in the case of a failure to pay Interest or other non-Principal amounts when and as due, in which case only if such failure remains uncured for a period of at least five (5) days;

(b)               bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against the Company or any Subsidiary by a third party, shall not be dismissed within sixty (60) days of their initiation;

(c)               the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a UCC foreclosure sale or any other similar action under federal, state or foreign law or of any substantial part of the Company’s property or any substantial part of any Subsidiary’s property;

2

(d)               the entry by a court of (i) a decree, order, judgment or other similar document in respect of the Company or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary under any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days;

(e)               a final judgment, judgments, any arbitration or mediation award or any settlement of any litigation or any other satisfaction of any claim made by any Person pursuant to any litigation, as applicable, (each a “Judgment”, and collectively, the “Judgments”) with respect to the payment of cash, securities and/or other assets with an aggregate fair market value in excess of $2,000,000 are rendered against, agreed to or otherwise accepted by, the Company and/or any of its Subsidiaries and which Judgments are not, within thirty (30) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, that any Judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $2,000,000 amount set forth above so long as the Company provides the Holder written evidence of such insurance coverage or indemnity (which evidence shall be reasonably satisfactory to the Holder) to the effect that such Judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity prior to the later of (i) thirty (30) days after the issuance of such Judgment or (ii) any requirement to pay such Judgment;

(f)                the Company and/or any Subsidiary, individually or in the aggregate, fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $2,000,000 due to any third party or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $2,000,000, which breach or violation results in the acceleration of amounts due thereunder or permits the other party thereto to accelerate amounts due thereunder;

(g)               any breach or failure in any respect by the Company to comply with any provision of this Note or any other Transaction Document for thirty (30) days after delivery to the Company of notice of such breach or failure by or on behalf of a Secured Party (as defined in the Security Agreement) or the Agent (as defined in the Security Agreement) or thirty (30) days after an officer of the Company has knowledge of such breach or failure, unless such default is capable of cure but cannot be cured within such time frame and the Company is using best efforts to cure the same in a timely manner;

(h)               any Material Adverse Change occurs (other than any Excluded Event) and is not otherwise cured within thirty (30) days of written notice thereof by the Required Holders;

(i)                 any provision of any Transaction Document (shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document to which it is a party, or any Lien created by the Security Agreement ceases to be enforceable and of the same effect and priority purported to be created thereby, other than as expressly permitted thereunder or thereunder;

3

(j)                 any Fundamental Transaction occurs without the written consent of the Required Holders;

(k)               any Event of Default (as defined in the Security Agreement) occurs with respect to the Security Agreement;

(l)                 any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes;

(m)             any representation, warranty, certification or other statement of fact made or deemed made by or on behalf of the Company herein or in any other Transaction Document proves to have been false or misleading in any material respect on or as of the date made or deemed made; or

(n)               any Subordinated Indebtedness cease for any reason to be validly subordinated to the Indebtedness evidenced by this Note, or the Company, any Subsidiary or any holder thereof (or its trustee or agent) so asserts.

Upon the occurrence of an Event of Default with respect to this Note or any Other Note, the Company shall promptly deliver written notice thereof via facsimile and overnight courier (with next day delivery specified) (an “Event of Default Notice”) to the Holder.

Notwithstanding anything to the contrary set forth above or elsewhere herein, the following Indebtedness and obligations, and any defaults with respect thereto, shall not constitute an Event of Default under Section 3.1(f) above: (i) any payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP and, with respect to any subsidiary, such default is otherwise resolved in a manner which does not result in a Material Adverse Change; and (ii) with respect to any Subsidiary, any default with respect to a non-recourse obligation and such default does not otherwise result in a Material Adverse Change.

3.2              If an Event of Default (other than an Event of Default specified in Section 3.1(b), (c) or (d) above) occurs, then the Holder may, by written notice to the Company, declare this Note to be forthwith due and payable, as to Principal, Interest and any other amounts due hereunder, whereupon this Note shall become forthwith due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company. If any Event of Default specified in Section 3.1(b), (c) or (d) above occurs, the Principal of and accrued Interest on this Note shall automatically forthwith become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Company.

3.3              If any Event of Default occurs and is continuing, the Holder may pursue any available remedy to collect the payment of Principal, Interest and any other amounts due under this Note or to enforce the performance of any provision of this Note. If an Event of Default occurs and is continuing, the holder of this Note may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding. No course of dealing and no delay on the part of the holder of this Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon the holder hereof shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

4

4.                  NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

5.                  COVENANTS. Until all of the Notes have been redeemed or otherwise satisfied in accordance with their terms:

5.1              Rank. All payments due under this Note (a) shall rank pari passu with all Other Notes and (b) shall be senior to all other Indebtedness of the Company (excluding any other Permitted Indebtedness of the Company).

5.2              Incurrence of Indebtedness. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness (other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) Permitted Indebtedness).

5.3              Existence of Liens. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets owned by the Company or any of its Subsidiaries (collectively, “Liens”) other than Permitted Liens.

5.4              Restricted Payments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than Permitted Payments with respect to any Permitted Indebtedness), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, (i) an event constituting an Event of Default has occurred and is continuing or (ii) an event that with the passage of time and without being cured would constitute an Event of Default has occurred and is continuing.

5.5              Restriction on Redemption and Cash Dividends. Except for any Permitted Distributions, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or pay any cash dividend or distribution on any of its capital stock without the prior express written consent of the Required Holders.

5.6              Restriction on Transfer of Assets. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales, leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries that are in the ordinary course of their respective businesses and, after giving effect thereto, would not result in a Material Adverse Change, (ii) sales of product, inventory or receivables in the ordinary course of business, or (iii) Permitted Payments.

5

5.7              Change in Nature of Business. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Company and each of its Subsidiaries on the Issuance Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose in any material respect.

5.8              Preservation of Existence, Etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

5.9              Maintenance of Properties, Etc. The Company shall maintain and preserve in all material respects, and cause each of its Subsidiaries to maintain and preserve in all material respects, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any material loss or forfeiture thereof or thereunder.

5.10          Maintenance of Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

5.11          Equity Issuances. The Company shall not, and the Company shall cause each of its applicable Subsidiaries to not, issue additional capital stock or membership interests, as the case may be, for any purpose other than (i) to pay down a portion or all of the amounts owned under the Notes, and (ii) shares of the Company’s Common Stock issued to directors, officers or employees of the Company or its Subsidiaries (including the Excluded Subsidiaries) in their capacity as such pursuant to the Company’s stock incentive plans.

5.12          Investments in Subsidiaries. Except for any Permitted Investments, the Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, lend money or credit (by way of guarantee or otherwise) or make advances to any Excluded Subsidiary.

5.13          Delivery of Financial Statements; Information. If the Company is no longer required to file with the Securities and Exchange Commission (the “SEC”) quarterly and annual reports, including financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K, so long as any Principal or Interest is outstanding under this Note, the Company shall furnish to the Holder such reports within 15 days after it would be required to file them with the SEC in substantially the form as would be required to file with the SEC if it were required to do so. The Company shall furnish such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its subsidiaries as the Holder may reasonably request.

6

5.14          Transactions with Affiliates. The Company shall not, and the Company shall cause each of its Subsidiaries not to, directly or indirectly, enter into or be a party to any transaction, including any purchase, sale, lease, exchange or transfer of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Holder or holders of any Other Notes and their respective Affiliates) unless such transaction is on fair and reasonable terms and conditions no less favorable to Company or the relevant Subsidiary, as the case may be, than those that would have been obtained in a comparable transaction on an arm’s length basis from an unrelated Person.

6.                  AMENDING THE TERMS OF THIS NOTE. No provision of this Note may be modified or amended without the prior written consent of the Required Holders and the Company and upon such due modification or amendment, such modification or amendment shall apply to the Note and all of the Other Notes; provided, however, that (a) no such modification or amendment shall, without the consent of the Holder hereunder, change the stated maturity date of this Note, or reduce the principal amount hereof, or reduce the rate or extend the time of payment of any interest hereon, or reduce any amount payable on redemption or prepayment hereof, impair or affect the right of the Holder to receive payment of principal of, and interest on, the Notes or to institute suit for payment thereof, or impair or affect the right of the Holder to receive any other payment provided for under this Note, or change the definition of Required Holders, or change the pro rata sharing provisions of this Note and (b) the Holder hereunder may waive, reduce or excuse, or forbear from the exercise of any rights and remedies with respect to, any Event of Default under this Note without notice to or the consent of any holder of any of the Other Notes.

7.                  TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder in whole or in part, subject only to the provisions of the restrictive legend set forth at the top of the first page of this Note; provided that, so long as no Event of Default has occurred and is continuing, any such sale, assignment or transfer shall be subject to the prior written consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned; provided, further, that any partial offer, sale, assignment or transfer of this Note shall be in a principal amount not less than $500,000.

8.                  REISSUANCE OF THIS NOTE.

8.1              Transfer. If this Note is to be transferred as permitted under Section 7 above, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 8.3), registered as the Holder may request.

8.2              Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 8.3) representing the outstanding Principal.

8.3              Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding, (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest on the Principal and Interest of this Note, from the Issuance Date.

7

9.                  REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, under the Security Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note or any other Transaction Document. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note (including, without limitation, compliance with Section 5).

10.              PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

11.              CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note. Terms used in this Note but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Issuance Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

12.              FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

13.              NOTICES; CURRENCY; PAYMENTS.

13.1          Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 6.5 of the Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore.

13.2          Currency. All principal, interest and other amounts owing under this Note that, in accordance with the terms hereof, are paid in cash shall be paid in U.S. dollars. All amounts denominated in other currencies shall be converted to the U.S. dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. dollars pursuant to this Note, the U.S. dollar exchange rate as published in The Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

8

13.3          Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by wire transfer of immediately available funds in accordance with the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day, with interest accruing until paid.

14.              DISCLOSURE.

14.1          In connection with information that is either required or permitted to be disclosed to the Holder in such Holder’s capacity as the holder of this Note, on the date such information is to be disclosed, the Company may provide the Holder with such information; provided either that (i) such information does not contain Non-Public Information, or (ii) if such information does contain Non-Public Information, such information is Consented Information (as defined below).

14.2          If any such information to be disclosed contains Non-Public Information, the Company shall provide to the Holder a written notice (which notice shall, for the avoidance of doubt, not contain or constitute Non-Public Information), containing the following information: (A) a statement as to whether the information is required to be disclosed under the terms of this Note, (B) if the information is not so required to be disclosed, a statement that the Company or other applicable Person desires voluntarily to disclose such information, (C) a general description of such information (which description shall not include, and shall not constitute, Non-Public Information), (D) a statement as to whether the Holder is required or permitted to take some specific action as a lender under this Note, (E) a statement that such information contains Non-Public Information, and (F) a statement seeking the consent of the Holder to receive such Non-Public Information. Within two (2) Business Days of the date of the notice contemplated in the preceding sentence, the Holder shall advise the Company in writing whether it consents to the receipt of such Non-Public Information (any information for which such consent is provided, “Consented Information”).

14.3          In the event any Non-Public Information is provided to the Holder by the Company, the Company shall promptly and in compliance with applicable law publicly disclose such Non-Public Information on a Current Report on Form 8-K or otherwise, within four (4) Business Days of (or such other period of time as may be expressly agreed to in writing by the Investor and the Company in connection with such disclosure) the disclosure thereof to the Holder (provided that the Company shall provide the Holder a draft of each such Form 8-K at least two (2) Business Days prior to filing thereof). If the Company fails to disclose any Non-Public Information in accordance with the immediately preceding sentence, the Holder may publicly disclose such information by issuing a press release containing such information, or otherwise, within one Business Day of providing Notice to the Company of such intended disclosure. The Holder shall have no liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure.

14.4          In no event shall the Company intentionally provide the Holder with any Non-Public Information without the prior written consent of the Holder. In the absence of any written notice that information provided by the Company contains Non-Public Information, the Holder may presume that such information (including the notice of such information) does not constitute Non-Public Information.

9

15.              CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note have been paid in full (a) this Note shall automatically be deemed canceled without any action by or notice to Holder or Company and (b) the Holder shall promptly mark this Note as cancelled, shall promptly surrender this Note to the Company and this Note shall not be reissued.

16.              WAIVER OF NOTICE. Except for the notices specifically required by this Note or any other Transaction Document, to the extent permitted by applicable law, the Company hereby irrevocably waives demand, notice, presentment, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Purchase Agreement.

17.              GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

18.              MAXIMUM PAYMENTS. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Holder and thus refunded to the Company.

19.              CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

19.1          “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

19.2          “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

10

19.3          “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

19.4          “Excluded Events” means (i) changes in the national or world economy or financial markets as a whole, (ii) changes in general economic conditions taken as a whole that affect the industries in which the Company and its Subsidiaries conduct their business, (iii) acts of terrorism or war, including the engagement by the United States of America or any other country in hostilities, and whether or not pursuant to the declaration of a national emergency or war, or any earthquakes, hurricanes or other natural disasters, and (iv) any financial statement impact of the transactions contemplated by the Transaction Documents.

19.5          “Excluded Subsidiaries” means Kinergy Marketing LLC, Pacific Ag. Products, LLC, Pacific Ethanol Development, LLC, Pacific Ethanol Central, LLC, Pacific Ethanol Pekin, Inc., Pacific Ethanol Canton, LLC, Pacific Ethanol Aurora West, LLC, Pacific Ethanol Aurora East, LLC and Pacific Aurora, LLC and each of their respective Subsidiaries.

19.6          “Fundamental Transaction” means that (A) the Company or any of its Subsidiaries shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company or any of its Subsidiaries is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its Subsidiaries to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a securities purchase or business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such securities purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify the Voting Stock of the Company or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of the Company.

19.7          “GAAP” means United States generally accepted accounting principles, consistently applied.

19.8          “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with generally accepted accounting principles) (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any equity interests in such Person or any other Person or any warrants, rights or options to acquire such equity interests, valued, in the case of redeemable preferred interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (H) all indebtedness referred to in clauses (A) through (G) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, claim, lien, tax, right of first refusal, encumbrance, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (I) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (H) above.

11

19.9          “Interest Rate” means a rate per annum equal to the 3-month London Interbank Offered Rate (“LIBOR”), plus 7.0% (the “Interest Rate Spread”); provided, however, that on December 15, 2017 and December 15, 2018, the “Interest Rate Spread” shall be increased to 9.0% and 11.0%, respectively, and; provided, further, that if at any time during the term of this Note LIBOR is less than 1.0% per annum, the “Interest Rate” shall equal 1.0% plus the amount of the then current “Interest Rate Spread.” The “Interest Rate” shall in all cases be subject to adjustment as set forth in Section 2.

19.10      “Material Adverse Change” shall mean any set of circumstances or events which occur, arise or otherwise take place from and after the Issuance Date which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Note or any other Transaction Document, (b) is or could reasonably be expected to be material and adverse to the business properties, assets, financial condition, results of operations or prospects of the Company or the Company and any of Subsidiaries on a collective basis, (c) impairs materially or could reasonably be expected to impair materially the ability of the Company to duly and punctually pay or perform any its obligations under this Note or any other Transaction Document, or (d) materially impairs or could reasonably be expected to materially impair the ability of Holder or, in the case of the Security Agreement, the Agent (as defined therein), to the extent permitted, to enforce its legal rights and remedies pursuant to this Note or any other Transaction Document.

19.11      “Maturity Date” shall mean December 15, 2019.

19.12      “Non-Public Information” means material, non-public information relating to the Company.

19.13      “Permitted Distributions” means (a) dividends by Subsidiaries of the Company to the Company or other Subsidiaries of the Company, and (b) current quarterly dividends required to be paid by the Company with respect to the Company’s Series B Cumulative Convertible Preferred Stock pursuant to the organizational documents of the Company as in effect as of the Issuance Date on the Company. For the avoidance of doubt, to the extent that payment thereof is in the form of Common Stock, payment of previously accrued and unpaid dividends with respect to the Company’s Series B Cumulative Convertible Preferred Stock outstanding as of the Issuance Date shall be deemed to be “Permitted Distributions”.

19.14      “Permitted Indebtedness” means (i) Indebtedness evidenced by this Note and the Other Notes; (ii) Indebtedness of any Excluded Subsidiary, (iii) any Indebtedness secured by a Permitted Lien (other than Indebtedness referred to in clause (iv) of the definition of “Permitted Lien”), (iv) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing, and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (2) total interest and fees at a rate in excess of ten percent (10%) per annum (collectively, the “Subordinated Indebtedness”); provided, that in the aggregate outstanding at any time, such Subordinated Indebtedness does not exceed $30,000,000, (v) Indebtedness of the Company or any of its Subsidiaries and Excluded Subsidiaries existing on the Issuance Date, (vi) such other trade and operating Indebtedness incurred in the ordinary course of business by the Company (including any of the Company’s Subsidiaries and Excluded Subsidiaries), including without limitation, unsecured trade debt, financing with respect to the acquisition or lease of equipment and financing of insurance premiums; provided that in the aggregate outstanding at any time, such Indebtedness does not exceed the greater of $2,000,000 or three-quarters of one percent (0.75%) of total assets as reported in the Company’s most recent publicly filed Form 10-K or 10-Q reports, and (vii) the Company’s Series B Cumulative Convertible Preferred Stock outstanding on the date hereof.

12

19.15      “Permitted Investments” means (i) investments existing on the date hereof (inclusive of the investment in the Excluded Subsidiaries in the amount of $25,000,000 being made in part with the proceeds of the Notes), and (ii) additional investments in the Excluded Subsidiaries that in the aggregate outstanding at any time do not exceed $30,000,000.

19.16      “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens securing financing obtained in the ordinary course of the Company's operations, including financing with respect to the acquisition or lease of equipment and financing of insurance premiums; provided, that (A) such Liens are solely upon and confined solely to the equipment, unearned insurance premiums or other asset or assets being acquired by such financing and (B) in the aggregate, the Indebtedness secured by such liens does not exceed the greater of $2,000,000 or three-quarters of one percent (0.75%) of total assets as reported in the Company's most recent publicly filed Form 10-K or 10-Q reports, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, and (vi) any Lien on the assets or properties of the Excluded Subsidiaries.

19.17      “Permitted Payments” means any payments, distributions or transfers with respect to (i) any Permitted Indebtedness (in the case of Subordinated Indebtedness, to the extent permitted by the relevant subordination or intercreditor agreement) and (ii) any Permitted Distributions.

19.18      “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

19.19      “Purchase Agreement” means the Note Purchase Agreement, dated as of December 12, 2016, by and among the Company, the Holder, and each other “Investor” (as defined therein) as amended, restated or otherwise modified from time to time.

19.20      “Required Holders” means the holders of Notes representing at least 66 2/3% of the aggregate principal amount of the Notes then outstanding (excluding any Notes held by the Company or any of its Subsidiaries).

19.21      “Subsidiary” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person; provided that, for purposes of this Note, the term “Subsidiary” shall expressly exclude the Excluded Subsidiaries.

19.22      “Transaction Documents” means this Note, the Other Notes, the Security Agreement and each Purchase Agreement, together with any amendments, restatements, extensions or other modification thereto.

19.23      “Voting Stock” means voting equity interests.

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT ON THE ISSUANCE DATE OF THIS NOTE. THE COMPANY AGREES TO PROVIDE PROMPTLY TO EACH HOLDER OF THIS NOTE, UPON WRITTEN REQUEST (1) THE ISSUE PRICE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT AND (3) THE YIELD TO MATURITY OF THIS NOTE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO THE COMPANY AT THE FOLLOWING ADDRESS: 400 CAPITOL MALL, SUITE 2060, SACRAMENTO, CA 95814, ATTN: BRYON T. MCGREGOR, CFO.

[signature page follows]

13

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the first date set forth above.

PACIFIC ETHANOL, INC.

By:   ___________________________

Name: Bryon T. McGregor
Title: Chief Financial Officer

[Signature Page to Senior Secured Note]

AGREED AND ACCEPTED:

HOLDER:

CORTLAND CAPITAL MARKET SERVICES LLC

By: _________________________

Name:

Title:

[Holder Acknowledgement of Senior Secured Note]

Exhibit C

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by and among Pacific Ethanol, Inc., a Delaware corporation (the “Company”), each Holder (as defined below) (each, a “Secured Party” and collectively, the “Secured Parties”) and Cortland Capital Market Services LLC, as collateral agent for itself and the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Agent”), effective as of December ___, 2016.

R E C I T A L S :

A.       The Company and each Holder are parties to a Note Purchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, including amendments and restatements thereof in its entirety, the “Purchase Agreement”), pursuant to which the Company will issue or has issued, and the Holders will purchase or have purchased on a several basis, up to $55,000,000 in aggregate principal amount of senior secured notes due December 15, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Notes”).

B.       The Notes shall be secured by a first-priority security interest in all of the Company’s equity interest in PE OP CO., a Delaware corporation (the “Issuer”).

C.       The Company owns one hundred percent of the issued and outstanding shares of common stock, $0.001 par value per share, of the Issuer as set forth on Schedule I attached hereto opposite the Company’s name, as such Schedule I may be updated or modified from time to time.

D.       As a condition to entering into the Purchase Agreement with the Company, the Holders have required, among other things, that the Company shall have made the pledge and hypothecation contemplated by this Agreement.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.                  Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “control”, “investment property”, “proceeds” and “records”) shall have the respective meanings given such terms in Article 9 of the UCC. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement (including in the form of Note attached thereto as Exhibit B).

(a)               “Agent Fee Letter” means that certain Agent Fee Letter, dated as of December [__], 2016, made by and between the Company and the Agent, as amended, restated, supplemented or otherwise modified from time to time.

(b)               “Collateral” means the Pledged Collateral.

(c)               “Holders” means (x) each Person that is (i) a signatory to the Purchase Agreement and identified as an “Investor” on Exhibit A to the Purchase Agreement, (ii) a holder of a Note and (iii) a signatory to this Agreement and identified as a “Secured Party” on the signature pages to this Agreement, and (y) any other Person that becomes (i) a holder of a Note pursuant to any permitted assignment or transfer and (ii) a “Secured Party” under this Agreement pursuant to a Security Agreement Joinder, other than any such Person that ceases to be a party hereto pursuant to an assignment of all of its Notes and its rights and obligations under the Transaction Documents.

1

(d)               “Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Agent or the Required Holders may reasonably request.

(e)               “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Company to the Agent or to the Secured Parties, including, without limitation, all obligations under this Agreement, the Purchase Agreement, the Notes, the Agent Fee Letter and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Agent or any of the Secured Parties as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) the principal amount of, and interest on the Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Company from time to time under or in connection with this Agreement, the Purchase Agreement, the Notes, the Agent Fee Letter and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

(f)                “Organizational Documents” means the Company’s certificate of incorporation and bylaws.

(g)               “Pledged Collateral” shall have the meaning ascribed to such term in Section 2(d).

(h)               “Pledged Shares” shall have the meaning ascribed to such term in Section 2(a).

(i)                 “Security Agreement Joinder” means an agreement substantially in the form of Exhibit 1 hereto.

(j)                 “UCC” means the Uniform Commercial Code of the State of New York and or any other applicable law of any state or states which has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

The use in this Agreement of the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Terms used in this Agreement in the singular have the same meaning in the plural, and vice-versa.

2

2.                  Pledge. As collateral security for the Obligations, the Company hereby pledges, collaterally assigns and hypothecates to the Agent on behalf of itself and the Secured Parties, and grants to the Agent, for the benefit of the Agent and the Secured Parties, a lien on and security interest in:

(a)               the equity interests of the Issuer identified on Schedule I hereto (as may be updated or modified from time to time in accordance herewith) as being pledged that are held by the Company, including all securities convertible into, and rights, warrants, options and other rights to purchase or otherwise acquire, any of the foregoing (the “Pledged Shares”) and the certificates representing the Pledged Shares, any interest of the Company in the entries on the books of any securities intermediary pertaining thereto and all equity dividends and cash dividends, cash, instruments, chattel paper and other rights, property or proceeds and products from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b)               all additional equity interests of the Issuer at any time acquired by the Company in any manner, and the certificates representing such additional equity interests (and any such additional equity interests shall constitute part of the Pledged Shares under this Agreement), and all equity dividends, cash dividends, distributions, cash, instruments, chattel paper and other rights, property or proceeds and products from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

(c)               all Records (as defined in the UCC), including supporting evidence and documents relating to any of the above-described property, including, without limitation, all books of account, ledgers, and cabinets in which the same are reflected or maintained; and

(d)               all proceeds of any of the foregoing (the assets described in this Section 2, are collectively referred to as, the “Pledged Collateral”).

3.                  Security for Obligations. This Agreement and all of the Pledged Collateral secure the prompt payment and performance when due of any and all Obligations, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy and including all interest accrued after the petition date), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

4.                  Delivery of Pledged Collateral. All certificates or instruments that constitute “certificated securities” pursuant to Article 8 of the UCC that represent or evidence any of the Pledged Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by Necessary Endorsements in form and substance reasonably satisfactory to the Agent and the Required Holders. The Agent shall have the right upon the occurrence and during the continuance of an Event of Default, with concurrent written notice to the Company, at any time in its sole discretion to transfer to or to register in the name of the Agent or any of its nominees any or all of the Pledged Collateral in order to exercise its rights and remedies hereunder. In addition, the Agent shall have the right to exchange certificates or instruments representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.

3

5.                  Effectiveness. This Agreement will become effective upon the date on which the Agent has received (a) a counterpart hereof duly executed by each of the parties hereto, (b) a copy of the Agent Fee Letter duly executed by each of the parties thereto, (c) a copy of the Note Purchase Agreement duly executed by each of the parties thereto, and (d) payment from the Company of (i) all fees required to be paid on or prior to the effective date of this Agreement pursuant to the Agent Fee Letter and (ii) all reasonable third-party fees and expenses incurred by the Agent in connection with this Agreement and the transactions contemplated hereby, including, without limitation, attorneys’ fees and expenses.

6.                  Representations and Warranties; Covenants. In order to induce the Agent and the Holders to enter into this Agreement and for the Holders to purchase the Notes under the Purchase Agreement, the Company represents and warrants that the following statements are true, correct and complete on the Closing Date (except to the extent such representation or warranty relates to an earlier date, in which case, it is true, correct and complete as of such earlier date) as follows and agrees as follows:

(a)               Schedule I hereto completely and accurately sets forth the number of equity interests of, and options or other rights to purchase or receive, the issued and outstanding equity interests of the Issuer held by the Company as of the date hereof and indicates which such equity interests constitute Pledged Shares. The Pledged Shares held by the Company constitute, as of the date hereof, the percentage of the issued and outstanding equity interests of the Issuer set forth on Schedule I. All of such Pledged Shares owned by the Company are owned legally and beneficially by the Company and have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on Schedule I, there are no outstanding warrants, options, subscriptions or other contractual arrangements for the purchase of any other equity interests or any securities convertible into equity interests of any Issuer, and there are no preemptive rights with respect to the equity interests of the Issuer that constitute Pledged Shares of the Issuer and the Pledged Shares are free and clear of all Liens.

(b)               The Company has the requisite corporate power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Company of this Agreement and the filings contemplated herein have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. This Agreement has been duly executed by the Company. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(c)               The execution, delivery and performance of this Agreement by the Company does not (i) violate any of the provisions of any Organizational Documents of the Company or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to the Company or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing the Company’s debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of the Company) necessary for the Company to enter into and perform its obligations hereunder have been obtained.

(d)               The Company hereby agrees to comply with any and all orders and instructions of the Agent regarding the Pledged Shares consistent with the terms of this Agreement without the further consent of the Company as contemplated by Section 8-106 (or any successor section) of the UCC. Further, the Company agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

4

(e)               The Company shall vote the Pledged Shares to comply with the covenants and agreements set forth herein, the Purchase Agreement and in the Notes.

(f)                The Company shall register the pledge of the applicable Pledged Shares on the books of the Company. Further, except with respect to certificated securities delivered to the Agent, the Company shall deliver to the Agent an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration and shall be in form and substance reasonably satisfactory to the Required Holders) signed by the Issuer, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; (b) it agrees to comply with any and all orders and instructions of the Agent regarding the Pledged Shares without the further consent of the Company as contemplated by Section 8-106 (or any successor section) of the UCC; (c) at any time directed by the Agent during the continuation of an Event of Default, the Issuer will transfer the record ownership of such Pledged Shares into the name of any designee of the Agent, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of the Agent without the further consent of the Company.

(g)               In the event that, upon an occurrence of an Event of Default, the Agent (at the written direction of the Required Holders) shall sell all or any of the Pledged Shares to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Shares, the Company shall, to the extent applicable: (i) deliver to the Agent or the Transferee, as the case may be, the certificate of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Issuer and its direct and indirect subsidiaries; (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Issuer and its direct and indirect subsidiaries, if so directed by the Agent; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Shares to the Transferee or the purchase or retention of the Pledged Shares by the Agent and allow the Transferee or the Agent to continue the business of the Issuer and its direct and indirect subsidiaries.

(h)               The Company’s type of organization, jurisdiction of organization, legal name, Federal Taxpayer Identification Number, organizational identification number (if any) and chief executive office or principal place of business all as in effect on the date hereof, are indicated in Schedule I hereof. Schedule I also lists the Company’s jurisdiction and type of organization, legal name and location of chief executive office or principal place of business at any time during the four months preceding the date hereof, if different from those referred to in the preceding sentence.

(i)                 The Company hereby irrevocably authorizes the Agent (and its designees) at any time and from time to time to file any financing statements and amendments thereto relating to the Collateral without the signature of such Grantor where permitted by law in such form and in such jurisdictions as the Agent or Required Holders reasonably determine appropriate to perfect the security interests of the Agent under this Agreement. The Company agrees to provide all necessary information related to such filings to the Agent promptly upon request by the Agent or the Required Holders.

(j)                 The Company shall take such further actions, and execute and/or deliver to the Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, and will obtain such governmental consents and corporate approvals and will cause to be done all such other things as the Agent or the Required Holders may in its or their judgment deem necessary or appropriate in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted in the Collateral as provided herein and the rights and interests granted to the Agent hereunder, and enable the Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral, including the filing of any financing statements, continuation statements and other documents under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, all in form satisfactory to the Agent and the Required Holders and in such offices wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Agent hereunder, as against third parties, with respect to the Collateral.

5

(k)               The Company shall, except upon not less than 10 days’ prior written notice to the Agent, and delivery to the Agent of all additional financing statements, information and other documents reasonably requested by the Agent or the Required Holders to maintain the validity, perfection and priority of the security interests provided for herein: (i) change its legal name, identity, type of organization or corporate structure; (ii) change the location of its chief executive office or its principal place of business; (iii) change its Federal Taxpayer Identification Number or organizational identification number (if any); or (iv) change its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, organizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).

7.                  Defaults. The following events shall be “Events of Default”:

(a)               the occurrence of an Event of Default (as that term is defined in the Notes) under the Notes;

(b)               the Company’s failure to pay to the Agent any amounts when and as due under this Agreement or the Agent Fee Letter, if such failure remains uncured for a period of at least five (5) days;

(c)               any representation or warranty of the Company in this Agreement shall prove to have been incorrect in any material respect when made;

(d)               except as otherwise provided in Section 7(e), the failure by the Company to observe or perform any of its obligations hereunder for ten (10) days after delivery to the Company of notice of such failure by or on behalf of the Agent or a Secured Party unless such default is capable of cure but cannot be cured within such time frame and the Company is using best efforts to cure the same in a timely fashion; or

(e)               if any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company, or a proceeding shall be commenced by the Company, or by any governmental authority having jurisdiction over the Company, seeking to establish the invalidity or unenforceability thereof, or the Company shall deny that the Company has any liability or obligation purported to be created under this Agreement.

8.                  Duty To Hold In Trust. If the Company shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Shares or instruments representing Pledged Shares acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of the Company or any of its direct or indirect subsidiaries) in respect of the Pledged Shares (whether as an addition to, in substitution of, or in exchange for, such Pledged Shares or otherwise), the Company agrees to (i) accept the same as the agent of the Agent and the Secured Parties; (ii) hold the same in trust on behalf of and for the benefit of the Agent and the Secured Parties; and (iii) to deliver any and all certificates or instruments evidencing the same to the Agent on or before the close of business on the fifth (5th) Business Day following the receipt thereof by the Company, in the exact form received together with the Necessary Endorsements, to be held by the Agent subject to the terms of this Agreement as Collateral.

6

9.                  Rights and Remedies Upon Default.

(a)               Upon the occurrence of any Event of Default and at any time thereafter, the Agent and the Secured Parties, acting through the Agent by written direction to the Agent, shall have the right to exercise all of the remedies conferred hereunder and under the Notes, and the Agent and the Secured Parties shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Agent, for the benefit of itself and the Secured Parties, shall have the rights and powers listed below and shall act in accordance with such rights and powers:

(i)                 All rights of the Company to exercise the voting and other consensual rights with respect to the Pledged Collateral it would otherwise be entitled to exercise shall immediately cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole right to exercise such voting and other consensual rights.

(ii)              All rights of the Company to receive dividends, distributions or other proceeds of the Pledged Collateral which it would otherwise be authorized to receive and retain shall immediately cease and all such rights shall thereupon become vested in the Agent, which shall have the sole right to receive and hold such dividends, distributions or other proceeds as Pledged Collateral.

(iii)            The Agent may, without notice except as specified herein, sell all of the Pledged Collateral pledged by the Company or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit, or for future delivery, at such price or prices and upon such other terms as Agent deems commercially reasonable. The Company acknowledges and agrees that such a private sale may result in prices and other terms which may be less favorable to the seller than if such sale were a public sale. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of any of the Pledged Collateral, if permitted by law, the Agent (if so directed by the Required Holders in writing) and any Secured Party may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of such Pledged Collateral or any portion thereof. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuing corporation of such securities to register such securities for public sale under the Securities Act of 1933, as amended (the “Securities Act”), or under applicable state securities laws (collectively, the “Securities Laws”), even if the Issuer would agree to do so. To the extent permitted by law, the Company hereby specifically waives all rights of redemption, stay or appraisal which such Pledgor has or may have under any law now existing or hereafter enacted; provided, however, that the foregoing waiver shall inure to the benefit of only the Agent and the Secured Parties and their respective successors and permitted assigns.

(iv)             All cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied to the Obligations, in each case, in accordance with the terms hereof.

7

(v)               Each Pledgor recognizes that the Agent may be unable to effect a public sale of all or part of the Pledged Collateral and may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the seller than if sold at public sales and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner, and that Agent has no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit the issuer of such Pledged Collateral to register such Pledged Collateral for public sale under the Securities Act or under applicable state securities laws.

(b)               The Agent shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Agent may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Agent sells any of the Collateral on credit, the Company will only be credited with payments actually made by the purchaser and received by the Agent or party acting on behalf of the Agent. In addition, the Company waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Agent’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

10.              Applications of Proceeds.

(a)               The Agent shall apply the proceeds of any sale, collection, foreclosure, disposition or other realization of the Collateral hereunder in the following order of application:

(i)                 first, to the payment of all amounts payable under this Agreement and the Agent Fee Letter on account of the Agent’s fees and any fees, costs and expenses (including, without limitation, any taxes, fees and other costs incurred in connection with the transactions contemplated hereunder and reasonable fees and expenses of legal counsel to the Agent) or other liabilities of any kind incurred by the Agent or any custodian, agent or sub-agent of the Agent in connection with this Agreement or any other Transaction Document or the Agent performing its obligations hereunder or thereunder or the transactions contemplated hereunder;

(ii)              second, to satisfaction of the Obligations pro rata among the Secured Parties (as the Agent is directed in writing by all Secured Parties, which written direction shall be based on then-outstanding principal amounts of the Notes at the time of any such determination);

(iii)            third, to the payment of any other amounts required by applicable law; and

(iv)             fourth, to the Company any surplus proceeds.

(b)               In the event that there are any proceeds from any sale, collection, foreclosure, disposition or other realization upon any Pledged Collateral remaining after application in accordance with Section 10(a)(i) above, each of the Secured Parties and the Company hereby (i) agrees (on behalf of itself and its Affiliates) that the Agent shall have no liability to Company, any Secured Party or any of their respective Affiliates for applying such remaining proceeds in accordance with written directions received by the Agent from all of the Secured Parties or pursuant to a court order issued by a court of competent jurisdiction and (ii) waives (on behalf of itself and its Affiliates) any and all claims and causes of action against the Agent for applying such remaining proceeds in accordance with any such written directions or court order.

8

(c)               In the event that the Agent receives proceeds from any sale, collection, foreclosure, disposition or other realization upon any Pledged Collateral and has not received a written direction signed by all of the Secured Parties setting forth the amount of such proceeds payable to each Secured Party pursuant to Section 10(a)(ii) above, each of the Secured Parties and Company hereby (i) agrees that after applying such proceeds in accordance with Section 10(a)(i) above, the Agent may (x) retain such remaining proceeds, for the benefit of the Secured Parties, until such time as (A) the Agent has received a written direction signed by all of the Secured Parties setting forth the amount of such proceeds payable to each Secured Party pursuant to Section 10(a)(ii) above or (B) a court order has been issued by a court of competent jurisdiction directing the manner in which the Agent shall distribute such remaining proceeds or (y) interplead the amount of the distributions that should be made pursuant to clauses (ii) through (iv) of Section 10(a) above in any court of competent jurisdiction, without further responsibility in respect of such distributions under this Section 10 and (ii) waives any and all claims and causes of action against the Agent for taking any actions permitted by the immediately preceding clause (i) of this Section 10(c).

(d)               If, upon the sale or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Agent and the Secured Parties are legally entitled, the Company will be liable for the deficiency, together with interest thereon, at the rate set forth in the Notes, and the reasonable fees, costs and expenses of any attorneys employed by the Agent or the Secured Parties to collect such deficiency. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Secured Parties and the Agent arising out of the repossession, removal, retention or sale of the Collateral, unless, with respect to the Secured Parties, due solely to the gross negligence or willful misconduct of the Secured Parties as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

11.              Securities Law Provision. The Company recognizes that the Agent may be limited in its ability to effect a sale to the public of all or part of the Pledged Shares by reason of certain prohibitions in the Securities Laws and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Shares for their own account, for investment and not with a view to the distribution or resale thereof. The Company agrees that sales so made may be at prices and on terms less favorable than if the Pledged Shares were sold to the public, and that the Agent has no obligation to delay the sale of any Pledged Shares for the period of time necessary to register the Pledged Shares for sale to the public under the Securities Laws. The Company shall cooperate with the Agent in its attempt to satisfy any requirements under the Securities Laws applicable to the sale of the Pledged Shares by the Agent.

12.              Costs and Expenses. The Company agrees to pay, promptly upon demand, (i) the fees set forth in the Agent Fee Letter, (ii) all reasonable out-of-pocket fees, costs and expenses incurred by the Agent and its agents in the preparation, execution, delivery, filing, recordation, administration, continuation or enforcement of this Agreement or any other Transaction Document or any consent, amendment, waiver or other modification relating hereto or thereto, or the transactions contemplated thereby or the exercise of rights or performance of obligations by the Agent thereunder, (iii) all reasonable out-of-pocket fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Agent incurred in connection with the negotiation, preparation, closing, administration, continuation, performance or enforcement of this Agreement or any other Transaction Document or any consent, amendment, waiver or other modification relating hereto or thereto, or the transactions contemplated thereby or the exercise of rights or performance of obligations by the Agent thereunder and any other document or matter requested by Company and (iv) all reasonable out-of-pocket costs and expenses incurred by the Agent and its agents in creating, perfecting, preserving, releasing or enforcing the Agent’s liens on and security interest in the Pledged Collateral, including, in connection with any filing or recording required or permitted hereunder, any filing and recording fees, expenses and taxes, stamp or documentary taxes, and any expenses of any searches reasonably required by the Agent. The Company shall also pay all other claims and charges which in the reasonable opinion of the Agent or the Required Holders is reasonably likely to prejudice, imperil or otherwise affect the Collateral or the security interests therein. The Company will also pay, promptly upon demand, any and all reasonable fees, costs and expenses of the Agent, including the reasonable fees, expenses and disbursements of its legal counsel and of any auditors, accountants, consultants or appraisers or other professional advisors, experts and agents, which the Agent, for the benefit of itself and the Secured Parties, or the Secured Parties may incur in connection with (i) the protection, preservation, satisfaction, foreclosure, collection or enforcement of the Collateral subject to this Agreement and the security interest therein and lien thereon, (ii) the enforcement of this Agreement, (iii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iv) the exercise or enforcement of any of the rights of collection of the Secured Parties under the Notes. Such fees shall be paid within fifteen (15) days of submission of a request by the Agent to the Company and the Company shall promptly notify the Agent and the Secured Parties of the payment of such fees. Each of the parties hereto hereby acknowledges and agrees that the Agent Fee Letter shall constitute a Transaction Document, and all fees, costs, expenses and compensation payable thereunder shall constitute Obligations secured equally and ratably by the Collateral. All of the agreements in this Section 12 will survive and remain operative and in full force and effect regardless of the repayment of the Obligations, the termination of this Agreement or the resignation or removal of the Agent.

9

13.              Security Interests Absolute. All rights of the Agent and the Secured Parties and all obligations of the Company hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Notes or any agreement entered into in connection with the foregoing, or any portion hereof or thereof; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Notes or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; or (d) any other circumstance which might otherwise constitute any legal or equitable defense available to the Company, or a discharge of all or any part of the security interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Agent and the Secured Parties shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations or bankruptcy. The Company expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Agent or the Secured Parties hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Agent or the Secured Parties, then, in any such event, the Company’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. The Company waives all right to require the Agent or the Secured Parties to proceed against any other person or entity or to apply any Collateral which the Agent or the Secured Parties may hold at any time, or to marshal assets, or to pursue any other remedy. The Company waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

14.              Term of Agreement. This Agreement and the Liens granted hereby shall terminate on the date on which all payments under the Notes have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Company contained in this Agreement shall survive and remain operative and in full force and effect regardless of the repayment of the Obligations, the termination of this Agreement or the resignation or removal of the Agent. Upon such termination, the Agent, at the written request and expense of the Company, will promptly execute and deliver to the Company a proper instrument or instruments (including UCC termination statements on form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to the Company (without recourse and without any representation or warranty) such of the Pledged Collateral as may be in the possession of the Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement.

15.              Power of Attorney; Further Assurances.

(a)               The Company authorizes the Agent, acting on behalf of itself and the Secured Parties, as set forth herein, and does hereby make, constitute and appoint the Agent and its agents, successors or assigns with full power of substitution, as the Company’s true and lawful attorney-in-fact, with power, in the name of the Agent or the Company, to, after the occurrence and during the continuance of an Event of Default, generally, at the option of the Agent (or at the direction of the Required Holders), and at the expense of the Company, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Agent or the Required Holders deem necessary to protect, preserve and realize upon the Collateral and the security interests granted therein in order to effect the intent of this Agreement and the Notes all as fully and effectually as the Company might or could do; and the Company hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which the Company is subject or to which the Company is a party.

10

(b)               The Company hereby irrevocably appoints the Agent as the Company’s attorney-in-fact, with full authority in the place and instead of the Company and in the name of the Company, to take any action and to execute any instrument which the Agent or the Required Holders may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Company where permitted by law and ratifies all such actions taken by the Agent. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

16.              Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto or by electronic mail at the e-mail address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto or by electronic mail at the e-mail address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto (or, in the case of a Person that becomes a Secured Party after the date hereof, in the Security Agreement Joinder pursuant to which such Person becomes a party hereto) or such other address as the recipient party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

17.              Agent.

(a)               Appointment. The Secured Parties, by their acceptance of the benefits of the Agreement, hereby designate Cortland Capital Market Services LLC as the Agent to act as specified herein. Each Secured Party shall be deemed irrevocably to authorize and direct the Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any and all of its duties hereunder and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by it, and will not be responsible for any misconduct or negligence on the part of any of them. The Agent and any such sub-agent may perform any and all of its duties hereunder and exercise its rights and powers hereunder by or through their respective Affiliates. The exculpatory and indemnification provisions of this Agreement shall apply to any such sub-agent and to the Affiliates of the Agent and any such sub-agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Agreement shall apply to any such sub-agent and to the Affiliates of any such sub-agent as if such sub-agent and Affiliates were named herein.

(b)               Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. Without limiting the generality of the foregoing, (i) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is instructed in writing to exercise by the Required Holders (or such greater number of Holders as may be expressly required herein); provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its legal counsel, may expose the Agent to liability or that is contrary to this Agreement or any other Transaction Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under the Bankruptcy Code, and (ii) neither the Agent nor any of its partners, officers, directors, employees or agents shall be liable for any action taken or not taken by it as such under this Agreement or hereunder or in connection herewith or therewith, be responsible for the consequence of any oversight or error of judgment or answerable for any loss, unless caused solely by it or its gross negligence or willful misconduct as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction, and then only for direct damages to the extent provided by law and not for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages; provided, further, that neither the Agent nor any of its partners, officers, directors, employees or agents shall be liable for any action taken or not taken by it with the consent or at the request of the Required Holders (or such greater number of Holders as may be expressly required herein). The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other related agreement a fiduciary relationship or other implied duties under this Agreement or any other related agreement, or in respect of the Company or any Secured Party, regardless of whether an Event of Default has occurred and is continuing; and nothing in the Agreement or any other related agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other related agreement except as expressly set forth herein and therein.

11

(c)               Other Agreements. The Agent has accepted and is bound by this Agreement. The Agent will not otherwise be bound by, or be held obligated by, the provisions of any note purchase agreement, indenture, note or other agreement (other than this Agreement and the other documents executed by the Agent in connection herewith).

(d)               Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Secured Party, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its subsidiaries in connection with such Secured Party’s purchase of Notes, the creation and continuance of the Obligations, the transactions contemplated by the Transaction Documents, and the taking or not taking of any action in connection therewith, and (ii) its own appraisal of the creditworthiness of the Company, and of the value of the Collateral from time to time, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Party with any credit, market or other information with respect thereto, whether coming into its possession before any Obligations are incurred or at any time or times thereafter. The Agent shall not be responsible to the Company or any Secured Party for any recitals, statements, information, financial statements, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other related agreement or any contracts or insurance policies, or for the financial condition of the Company or the value of any of the Collateral, or have any duty to ascertain or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other related agreement, or the financial condition of the Company, or the value of any of the Collateral, or the existence or possible existence or absence of any default or Event of Default under this Agreement, Notes or any of the other related agreement, or the contents of any certificate, report or other document delivered under this Agreement, Notes or any of the other related agreement or in connection therewith. It is acknowledged and agreed by the Secured Parties and the Company that the Agent (i) has undertaken no analysis of this Agreement or the Pledged Collateral and (ii) has made no determination as to (x) the validity, enforceability, perfection, collectability, priority or sufficiency of any Liens granted or purported to be granted pursuant to this Agreement or (y) the accuracy or sufficiency of the documents, filings, recordings and other actions taken, or to be taken, to create, perfect or maintain the existence, perfection or priority of the Liens granted or purported to be granted pursuant to this Agreement. The Agent shall be entitled to assume that all Liens purported to be granted pursuant to this Agreement are valid and perfected Liens having the priority intended by the Secured Parties and this Agreement.

(e)               Certain Rights of the Agent. The Agent shall have the right to take any action with respect to the Collateral, on behalf of itself and all of the Secured Parties. Whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Agent to any amendment, waiver or other modification of this Agreement to be executed (or not to be executed) by the Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Agent, it is understood that in all cases the Agent shall be fully justified in failing or refusing to take any such action under this Agreement as it deems appropriate. This provision is intended solely for the benefit of the Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim under or in relation to any Transaction Document, or confer any rights or benefits on any party hereto. The Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Agent shall have received written instructions in respect thereof from the Required Holders (or such greater number of Holders as may be expressly required herein) and, upon receipt of such instructions from the Required Holders (or such greater number of Holders as may be expressly required herein), the Agent shall be entitled to act or (where so instructed) refrain from action, or to exercise such power, discretion or authority, in accordance with such instructions. The Agent may at any time solicit written confirmatory instructions from the Required Holders (or such greater number of Holders as may be expressly required herein) or request an order of a court of competent jurisdiction as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement. If such instructions or order are not provided despite the Agent’s request therefor, the Agent shall be entitled to refrain from such act or taking such action and may suspend performance of such obligations as it determines to be appropriate until it receives such instructions or order, and if such action is taken, shall be entitled to appropriate indemnification from the Secured Parties in respect of actions to be taken by the Agent; and the Agent shall not incur liability to any person or entity by reason of so refraining. Without limiting the foregoing, (a) no Secured Party shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the terms of the Agreement or any other related agreement, and the Company shall have no right to question or challenge the authority of, or the instructions given to, the Agent pursuant to the foregoing except in the case of the gross negligence or willful misconduct of the Agent as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction and (b) the Agent shall not be required to take any action which the Agent believes (i) could reasonably be expected to expose it to personal liability, or (ii) require it to expend or risk its own funds, or (iii) is contrary to this Agreement, the Notes, any other related agreement or applicable law.

12

(f)                Reliance. The Agent shall be entitled to conclusively rely, and shall be fully protected in relying, upon any writing, facsimile, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document, sent or made by the Company or any Secured Party, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof, upon any judicial order or judgment pertaining to the Agreement, the Notes, the Agent Fee Letter and any other related agreement and the transactions contemplated thereunder, and, with respect to all legal matters pertaining to the Agreement, the Notes, the Agent Fee Letter and any other related agreement and its duties thereunder, upon any advice, opinion or statement of legal counsel selected by it and upon all other matters pertaining to this Agreement, the Notes, the Agent Fee Letter and any other related agreement and its duties thereunder, upon advice of independent consultants and other experts selected by it, and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Transaction Documents has been duly authorized to do so. Anything to the contrary notwithstanding, the Agent shall have no obligation whatsoever to any Secured Party to assure that the Collateral exists or is owned by the Company or is cared for, protected or insured or that the liens granted pursuant to this Agreement have been properly or sufficiently or lawfully created, perfected, or enforced or are entitled to any particular priority.

(g)               Limitations on Duty of Agent in Respect of Pledged Collateral.

(i)                 Beyond its obligations under Sections 4 and 6 hereof and the exercise of reasonable care in the custody of Pledged Collateral in its possession, the Agent will have no duty as to any Pledged Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining or otherwise perfecting or maintaining the perfection of any Liens on the Pledged Collateral. The Agent will be deemed to have exercised reasonable care in the custody of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which it accords its own property, and the Agent will not be liable or responsible for any loss or diminution in the value of any of the Pledged Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Agent in good faith.

(ii)              The Agent will not be responsible for the existence, genuineness or value of any of the Pledged Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Pledged Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Agent, for the validity or sufficiency of the Pledged Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Pledged Collateral, for insuring the Pledged Collateral or for the payment of taxes, charges, assessments or Liens upon the Pledged Collateral or otherwise as to the maintenance of the Pledged Collateral. The Agent hereby disclaims any representation or warranty to the present and future holders of the Obligations concerning the perfection of the Liens granted hereunder or in the value of any of the Pledged Collateral.

(h)               Security or Indemnity in favor of the Agent(i). The Agent will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder unless it has been provided with security or indemnity reasonably satisfactory to it against any and all liability or expense which may be incurred by it by reason of taking or continuing to take such action.

13

(i)                 Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Company, the Secured Parties, shall severally, and not jointly, reimburse and indemnify the Agent and its Affiliates, and each and all of their respective partners, members, shareholders, officers, directors, employees, trustees, attorneys and agents (and any other persons with other titles that have similar functions) and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Agent Indemnitee”), in proportion to the outstanding amount of their respective principal amounts of the Notes on the date on which indemnification is sought under this Section 17(i) (or, if indemnification is sought after the date upon which the Notes have been paid in full, in proportion to the outstanding amount of their respective principal amounts of the Notes immediately prior to such date), from and against any and all losses, claims, liabilities, obligations, damages, penalties, suits, actions, judgments, costs, taxes, disbursements and expenses of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any Agent Indemnitee in performing its duties hereunder or under any other related agreement, or in any way relating to or arising out of this Agreement and any other related agreement, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH AGENT INDEMNITEE; provided, no Agent Indemnitee will be entitled to indemnification hereunder of any such losses, claims, liabilities, obligations, damages, penalties, suits, actions, judgments, costs, taxes, disbursements and expenses which result from the gross negligence or willful misconduct of such Agent Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. Prior to taking any action or further action hereunder as the Agent, the Agent may require each Secured Party to deposit with it sufficient sums as it determines in good faith is necessary to protect the Agent for costs and expenses associated with taking such action or further action; provided, in no event shall this sentence require any Secured Party to indemnify any Agent Indemnitee against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of an amount in proportion to the outstanding amount of their respective principal amounts of the Notes on the date on which indemnification is sought under this Section 17(i) (or, if indemnification is sought after the date upon which the Notes have been paid in full, in proportion to the outstanding amount of their respective principal amounts of the Notes immediately prior to such date); and provided further, this sentence shall not be deemed to require any Secured Party to indemnify any Agent Indemnitee against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence. All of the agreements in this Section 17(i) will survive and remain operative and in full force and effect regardless of the repayment of the Obligations, the termination of this Agreement or the resignation or removal of the Agent.

(j)                 Resignation or Removal of the Agent.

(i)                 The Agent may resign from the performance of all its functions and duties under this Agreement and the other Transaction Documents at any time by giving not less than 30 days’ prior written notice to the Company and the Secured Parties, and, subject to the appointment of a successor Agent and the acceptance of such appointment by the successor Agent, the Agent may be removed at any time by the Secured Parties. Such resignation or removal shall take effect upon the appointment of a successor Agent pursuant to clauses (ii) and (iii) below.

(ii)              Upon any such notice of resignation or removal, the Required Holders shall appoint a successor Agent hereunder.

(iii)            If a successor Agent shall not have been so appointed within 30 days after the retiring Agent gave notice of resignation or was removed, the retiring Agent may, at its option, (i) appoint a successor Agent who shall serve as successor Agent until such time, if any, as the Secured Parties appoint a successor Agent as provided above or (ii) petition any court of competent jurisdiction or may interplead the Company and the Secured Parties in a proceeding for the appointment of a successor Agent, and, in each cash, all fees, costs and expenses, including, but not limited to, extraordinary fees associated with the filing of interpleader and expenses associated therewith, shall be payable by the Company on demand; provided, that, notwithstanding the foregoing, in the case of a resignation by the Agent, if no successor Agent has been appointed by the 30th day after the date the Agent has given notice of its resignation in accordance with clause (i) above, the Agent’s resignation shall nevertheless become effective and the Secured Parties shall thereafter perform all of the duties of the Agent under this Agreement until such time, if any, as the Secured Parties appoint a successor Agent.

(k)               Rights with respect to Collateral. Each Secured Party agrees with all other Secured Parties and the Agent (i) that it shall not, and shall not attempt to, exercise any rights with respect to its security interest in the Collateral, whether pursuant to any other agreement or otherwise (other than pursuant to this Agreement), and (ii) that such Secured Party has no other rights with respect to the Collateral other than as set forth in this Agreement, the Notes and any other related agreements. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. The retiring Agent will (at the sole expense of the Company) promptly transfer all Liens and collateral security within its possession or control to the possession or control of the successor Agent and will execute such instruments and assignments as may be reasonably requested by the successor Agent to transfer to the successor Agent all Liens, interests, rights, powers and remedies of the predecessor Agent in respect of this agreement or the Pledged Collateral. After any retiring Agent’s resignation or removal hereunder as collateral agent, the provisions of this Agreement, including without limitation the immunities granted to it in Sections 12, 17 and 18(j) hereof shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder and any actions taken in accordance with this clause (l).

14

18.              Miscellaneous.

(a)               No course of dealing between the Company and the Agent or any Secured Party, nor any failure to exercise, nor any delay in exercising, on the part of the Agent or any Secured Party, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b)               All of the rights and remedies of the Agent and the Secured Parties with respect to the Collateral, whether established hereby or by the Notes or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c)               This Agreement, together with any exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and any exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company, the Secured Parties and the Agent.

(d)               No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right or any other right, power or remedy.

(e)               This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders. Each of the Secured Parties and the Company agree that, notwithstanding anything to the contrary in the Purchase Agreement or any other Transaction Document, no Person may become a Holder of a Note after the date hereof and a Secured Party hereunder (whether through a sale, transfer or assignment to such Person of any Holder’s rights or interests in all or a portion of any Note or any other Obligations, or otherwise), unless, on or prior to the date such Person becomes a Holder of a Note, such Person (i) agrees in writing to be bound by the terms of this Agreement as a “Secured Party” by executing and delivering a Security Agreement Joinder to the Agent and (ii) provides the Agent with all documentation and other information that the Agent requests in order to comply with the Agent’s obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), and the results of any such “know your customer” or similar investigation conducted by the Agent shall be satisfactory to the Agent. Any sale, transfer or assignment to any Person of any Secured Party’s rights or interests in all or a portion of any Note or any other Obligations made in violation of the provisions of this Section 18(e) shall be void ab initio.

(f)                Promptly following a request made by the Agent to a Holder, such Holder shall notify the Collateral Agent of the outstanding principal amount of Notes held by such Holder at such time.

(g)               Each party shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

15

(h)               This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company, each Holder and the Agent hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement. Nothing contained herein shall be deemed or operate to preclude any Holder or the Agent from bringing suit or taking other legal action against the Company in any other jurisdiction to enforce a judgment or other court ruling in favor of any Holder or the Agent. THE COMPANY, EACH HOLDER AND THE AGENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(i)                 This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j)                 The Company shall defend, indemnify, pay, reimburse and hold harmless the Secured Parties and the Agent and each of their respective Affiliates, and each and all of their respective partners, members, shareholders, officers, directors, employees, trustees, attorneys and agents (and any other persons with other titles that have similar functions) and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all losses, claims, liabilities, obligations, damages, penalties, suits, actions, judgments, costs, taxes, disbursements and expenses, of any kind or nature (including fees relating to the cost of investigating, defending and otherwise addressing any of the foregoing, including reasonable fees and expenses of legal counsel selected by any Indemnitee, whether or not suit is brought), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and environmental laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by or asserted against any Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, or in any way related to or arising from or alleged to arise from the execution, delivery, performance, administration or enforcement of this Agreement, including any of the foregoing relating to the violation of, noncompliance with or liability under, any law applicable to or enforceable against any Company or any of its Affiliates or any of the Pledged Collateral, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; provided, no Indemnitee will be entitled to indemnification hereunder of any such losses, claims, liabilities, obligations, damages, penalties, suits, actions, judgments, costs, taxes, disbursements and expenses which result from the gross negligence or willful misconduct of such Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 18(j) may be unenforceable in whole or in part because they are violative of any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified amounts incurred by the Indemnitees or any of them. All of the agreements in this Section 18(j) will survive and remain operative and in full force and effect regardless of the repayment of the Obligations, the termination of this Agreement or the resignation or removal of the Agent.

16

(k)               Nothing in this Agreement shall be construed to subject the Agent or any Secured Party to liability as an officer or director of the Company or a partner in any of the Company’s direct or indirect subsidiaries that is a partnership or as a member in any of the Company direct or indirect subsidiaries that is a limited liability company, nor shall the Agent or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any the Company or any of its direct or indirect subsidiaries or otherwise, unless and until the Agent or any such Secured Party, as applicable, exercises its right to be substituted for the Company as a partner or member, as applicable, pursuant hereto.

(l)                 To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of the Company or any direct or indirect subsidiary of the Company or compliance with any provisions of any of the Organizational Documents, the Company hereby grants such consent and approval and waive any such noncompliance with the terms of said documents.

(m)             The Company and each Secured Party is subject to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and the Agent (for itself and not on behalf of any Secured Party), hereby notifies all future Secured Parties, including subsequent assignees or transferees, that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Secured Party, which information includes the name and address of the Secured Party and other information that will allow the Agent, to identify the Secured Party in accordance with the Patriot Act. For a non-individual person such as a business entity, a charity, a trust or other legal entity the Agent will ask for documentation to verify its formation and existence as a legal entity. The Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The Secured Parties shall provide such information and take such actions as are requested by the Agent in order to maintain compliance with the Patriot Act.

(n)               In no event shall the Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder directly or indirectly caused by events beyond its control, including general labor disputes, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, losses or malfunctions of utilities, communications or computer (software and hardware) services; provided, however, that the Agent, as the case may be, shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performances as soon as practicable under the circumstances.

(o)               Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

(p)               Each Secured Party signatory to this Agreement on the date hereof hereby represents and warrants to the Agent (solely as to itself, and not as to any other Secured Party) that (x) as of the date hereof, the outstanding principal amount of the Notes held by such Secured Party is set forth on Schedule II hereto and (y) on or prior to the date of this Agreement, it has not assigned all or any portion of its Notes to any Person, except any Person that is listed on Schedule II attached hereto.

17

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed effective as of December __, 2016.

COMPANY:

PACIFIC ETHANOL, INC., a Delaware corporation

By:
Name:
Title:

Address:

[Signature Page to Security Agreement]

AGENT:

cortland capital market services llc, as Agent

By:
Name:
Title:

Address:

Cortland Capital Market Services LLC

225 W. Washington Street, 21st Floor

Chicago, IL 60606

Attention: Ryan Morick and Legal Department

Telecopy no.: (312) 562-5072

E-mail: ryan.morick@cortlandglobal.com;

legal@cortlandglobal.com

with a copy (which copy shall not constitute notice) to:

Kaye Scholer LLP

250 W. 55th Street

New York, NY 10019

Attention: Alan Glantz

Telecopy no.: (212) 836-6763

E-mail: alan.glantz@kayescholer.com

[Signature Page to Security Agreement]

[SIGNATURE PAGE OF SECURED PARTIES TO SECURITY AGREEMENT]

Name of Secured Party: _______________________________________________________________

Signature of Secured Party (or Authorized Signatory if an entity): _______________________________

Name of Authorized Signatory (if an entity): _______________________________________________

Title of Authorized Signatory (if an entity): ________________________________________________

Address of Secured Party: ____________________________________________________________

Email Address of Secured Party: ________________________________________________________

Facsimile Number of Secured Party: _____________________________________________________

Dated: Effective as of December __, 2016

[Signature Page to Security Agreement]

SCHEDULE I

TO SECURITY AGREEMENT

Pledgor	Issuer	Class of Equity Interest	Certificate No.	Par Value Per Share	Number of Shares	Percentage of Issuer's Equity Interests	Percentage of Issuer’s Outstanding Shares of Common Stock Pledged
Pacific Ethanol, Inc.	PE OP CO., a Delaware corporation	Common Stock	7	$0.001	1,000	100%	100%

Company’s type of organization: Corporation

Company’s jurisdiction of organization: Delaware

Company’s Legal Name: Pacific Ethanol, Inc.

Company’s Federal Taxpayer Identification Number: 41-2170618

Company’s organizational identification number: 3877538

Company’s chief executive office or principal place of business: 400 Capital Mall, Suite 2060, Sacramento, CA 95814.

SCHEDULE II

TO SECURITY AGREEMENT

Holder	Principal Amount	Percentage of Total Notes

EXHIBIT 1

TO SECURITY AGREEMENT

[FORM OF]
SECURITY AGREEMENT JOINDER

Reference is hereby made to that certain Security Agreement, dated as of December [__], 2016 (the “Security Agreement”) by and among Pacific Ethanol, Inc., a Delaware corporation (the “Company”), each Holder (as defined therein) (each, a “Secured Party” and collectively, the “Secured Parties”) and Cortland Capital Market Services LLC, as collateral agent for itself and the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Security Agreement.

The undersigned hereby agrees to be added as a party to the Security Agreement as a “Secured Party”. The undersigned hereby unconditionally and irrevocably expressly assumes, confirms and agrees to perform and observe as a Secured Party each of the covenants, agreements, terms, conditions, obligations, duties, promises and liabilities applicable to a “Secured Party” under the Security Agreement (including, without limitation, those set forth in Section 17(f) of the Security Agreement) as if it were an original signatory thereto.

The undersigned hereby agrees to promptly execute and deliver any and all further documents and take such further action as the Agent may reasonably require to effect the purpose of this Security Agreement Joinder.

This Security Agreement Joinder shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned Secured Party has caused this Security Agreement Joinder to be executed by its officers or representatives as of ___________________, 20____.

[___________________________________]

By:____________________________________
Name: ________________________________
Title: ________________________________

Address of Secured Party: ___________________________________________________________

Email Address of Secured Party: _______________________________________________________

Facsimile Number of Secured Party: ____________________________________________________